                                                                    EXHIBIT 21.1

                      SUBSIDIARIES CONTROLLED BY REGISTRANT
                               AS OF MARCH 8, 2004

1.   RCOM Canada, Corp. (Canada)

2.   Register.com Europe PLC (United Kingdom)